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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to section 13 or 15(d) of
                      the Securities exchange act of 1934


Date of Report (Date of earliest event reported): December 8, 1998
                                                 -----------------


                               BriteSmile, Inc.
        ---------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



                                     Utah
        ---------------------------------------------------------------
        (State or other jurisdiction of incorporation or organization)


       0-17594                                   87-0410364
---------------------------          ----------------------------------
(Commission file number)            (I.R.S. Employer Identification No.)



  Airport Business Center
  200 Diplomat Drive, Bay 204
  Lester, PA                                              19113
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(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (610) 362-1111



                          Not Applicable
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    (Former name or former address, if changed since last report)
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ITEM 5.    OTHER EVENTS

     Pursuant to a Stock Purchase Agreement dated December 7, 1998 (the "Stock Purchase Agreement") between the Registrant and LCO Investments Limited ("LCO"), the Registrant issued and sold to LCO 9,302,326 shares (the "New Shares") of Common Stock, par value $.001 per share, of the Registrant on December 8, 1998 for an aggregate purchase price of $10,000,000 (the "Stock Purchase"). The New Shares, together with LCO's other holdings of Common Stock, constitute approximately 69% of the Registrant's issued and outstanding Common Stock. LCO also holds currently exercisable options (the "Options") to acquire an additional 1,173,334 shares of Common Stock which, taken together with the outstanding Common Stock held by LCO, constitute approximately 71% of the Registrant's Common Stock, after giving effect to all of LCO's exercisable options.

     Pursuant to an amendment dated December 7, 1998 to a prior Registration Rights Agreement between the Registrant and LCO, LCO has acquired certain rights to cause the Registrant to register the New Shares for offer and sale under the Securities Act of 1933, as amended.

     LCO has retained its rights, granted in 1996 in connection with an earlier purchase of Common Stock, for so long as LCO and its affiliates and permitted transferees continue to hold 5% or more of the outstanding Common Stock of the Registrant, (i) to nominate two persons for election as directors of the Registrant ("LCO Directors"), (ii) to remove any LCO Director from the board of directors at any time by written notice to the board and (iii) in the event of the death, disability, legal incapacity, resignation or removal of an LCO Director, to designate a successor nominee for election as a director of the Registrant.

     LCO is a corporation organized under the laws of Guernsey, Channel Islands, and is wholly owned by The ERSE Trust. The sole trustee of The ERSE Trust is CAP Advisers Limited, a company organized under the laws of the United Kingdom. Anthony M. Pilaro, a director of the Registrant, is a director of LCO and a director of CAP Advisers Limited.

     The terms of the Stock Purchase are set forth in full in the Stock Purchase Agreement and the Amendment to the Registration Rights Agreement, which are filed as exhibits to this Report

ITEM 7.  EXHIBITS.

Exhibit No.                        Description
___________                        ____________

(10)(a) Stock Purchase Agreement, dated December 7, 1998, between the Registrant and LCO Investments Limited.

(10)(b) Amendment No. 1 to Registration Rights Agreement, dated December 7, 1998, between the Registrant and LCO Investments Limited.
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(99)      Press release dated December 7, 1998 issued by the Registrant.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

     All 9,302,326 Shares sold by the Company on December 8, 1998 were sold to LCO, whose business address is located in the Channel Islands.

     The consideration paid by LCO to the Company for LCO's shares in connection with the Stock Purchase Agreement was U.S. $10,000,000.

     The Company believes that the sale of shares to LCO is exempt from the registration requirements of the Securities Act of 1933 (the "Act") because, among other reasons, the transaction complies with the requirements of Regulation S promulgated by the Securities and Exchange Commission. The Company's sale to LCO was made in an "offshore transaction," as defined in Regulation S, and no "directed selling efforts" were made in the United States by the Company or any person acting on behalf of the Company. LCO has certified in the Stock Purchase Agreement that it is not a "US Person," as defined in Regulation S, and that it is an "accredited investor" within the meaning of Regulation D under the Act. LCO has further certified that it will resell the securities only in accordance with the provisions of Regulation S or Rule 144, pursuant to registration under the Act, or pursuant to an available exemption from registration. The certificates representing the Shares contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S or, if applicable, Rule 144 under the Act, in compliance with the registration provisions of the Act, or pursuant to an available exemption from such requirements. The Company is required to refuse to register any transfer of the securities not made pursuant to an effective registration statement or an exemption from registration.


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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                BriteSmile, Inc.


                      By:         /s/ Michael F. Bonner
                                ------------------------------------
                                Michael F. Bonner
                                Chief Financial Officer


Date: December 21, 1998
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                                 EXHIBIT INDEX


Exhibit No.
Under Reg.                                                    Sequential
S-K, Item 601               Description                       Page Number
_____________               ____________                      ____________

(10)(a)                 Stock Purchase Agreement, dated
                        December 7, 1998, between the
                        Registrant and LCO Investments
                        Limited.

(10)(b)                 Amendment No. 1 to Registration
                        Rights Agreement, dated
                        December 7, 1998, between the
                        Registrant and LCO Investments
                        Limited.

(99)                    Press release dated December 7,
                        1998 issued by the Registrant.